EXHIBIT 32.1
Certification of Chief Executive Officer And Chief Financial Officer Pursuant to 18 U.S.C.
Section 1350, Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
We, Hamish N. J. Brewer, President and Chief Executive Officer and Kristen L. Magnuson, Executive Vice President and Chief Financial Officer of JDA Software Group, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based upon each of our respective knowledge:
(1) the Quarterly Report on Form 10-Q of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 9, 2006	/s/ Hamish N. J. Brewer
Hamish N. J. Brewer
President and Chief Executive Officer

/s/ Kristen L. Magnuson
Kristen L. Magnuson
Executive Vice President and Chief Financial Officer

This certificate accompanies this annual report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and will not be deemed “filed” by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. This certificate will not be deemed to be incorporated by reference into any filing, except to the extent that the Registrant specifically incorporates it by reference.